                                                                  EXHIBIT (99)-2

                          CENTERIOR ENERGY CORPORATION
                 6200 OAK TREE BLVD., INDEPENDENCE, OHIO 44131
                                                               February 12, 1997

Dear Share Owner:

Attached below is your proxy card for the special meeting of the share owners of Centerior Energy Corporation to be held on March 27, 1997.

The single issue being voted upon at the meeting is the proposed merger of Centerior Energy Corporation and Ohio Edison Company into a new company called FirstEnergy Corp. We expect that the merger will enhance long-term value to you, our share owners, and provide our customers with reliable service at more stable and competitive prices. We believe the merger will allow us to eliminate duplicative costs, maximize efficiencies and reduce debt and capital expenditures. We also believe that all these factors will allow us to enhance revenues and cash flow position and be a more effective competitor in the increasingly competitive electric utility industry.

The issue is described more fully in the enclosed proxy statement. The Board of Directors recommends a vote FOR the proposal.

The merger is important to you as a share owner. To help us obtain the representation needed to approve the merger at the meeting, we urge you to return your signed proxy card promptly in the enclosed postage-paid envelope. We appreciate your support.
                                        Sincerely,

                                        /s/ ROBERT J. FARLING

                                        Robert J. Farling
                                        Chairman, President &
                                        Chief Executive Officer

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHARE OWNERS TO BE HELD ON MARCH 27, 1997

The undersigned hereby appoints E. Lyle Pepin and Janis T. Percio (and if only one is present then by that one and with full power of substitution and revocation) as proxies, with the powers the undersigned would possess if personally present, to vote all shares of Common Stock of the undersigned in Centerior Energy Corporation (and to exercise all other share owner rights and powers) at the special meeting of its share owners to be held on March 27, 1997, and at any adjournments thereof, upon all matters that may properly come before the meeting, including the matter identified on the reverse side of this proxy and described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side of this proxy.

EXCEPT TO THE EXTENT OTHERWISE SPECIFIED OR IF NO INSTRUCTIONS ARE GIVEN ON THE REVERSE SIDE, THE BOARD OF DIRECTORS' PROXIES INTEND TO VOTE FOR PROPOSAL NO. 1.

                 PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE
            AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

      [MAP OF MAYFIELD HEIGHTS, OHIO AND DIRECTIONS TO EXECUTIVE CATERERS]

                          CENTERIOR ENERGY CORPORATION

                                                              The Directors recommend a vote FOR
                                                                        Proposal No. 1
                                                             FOR           AGAINST         ABSTAIN
Proposal No. 1--To approve and adopt the Agreement and       [ ]             [ ]             [ ]
Plan of Merger described in the Proxy Statement, and
the transactions contemplated thereby.
-------------------------------------------------------------------------------------------------------






-------------------------------------------------------
  PLEASE SIGN EXACTLY AS NAME(S) APPEARS ABOVE
  AND INDICATE CAPACITY, IF APPROPRIATE.


________________________________________________________         Date _____________________________________, 1997
      WHEN SIGNING AS ATTORNEY, AGENT, EXECUTOR,
      ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE SIGN
      YOUR NAME AND TITLE IF A CORPORATION. THE FULL
      CORPORATE NAME AND SIGNATURE AND TITLE OF AN
      AUTHORIZED OFFICER ARE REQUIRED. IF A PARTNERSHIP,
      THE FULL PARTNERSHIP NAME AND THE SIGNATURE AND
      TITLE OF AN AUTHORIZED PERSON ARE REQUIRED